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                                                                   EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Blue Rhino Corporation for the registration of 1,330,000 shares of its common stock and to the incorporation by reference therein of our report dated September 17, 2002, (except for Note 11, as to which the date is September 24, 2002) with respect to the consolidated financial statements and schedule of Blue Rhino Corporation included in its Annual Report on Form 10-K for the year ended July 31, 2002, filed with the Securities and Exchange Commission.


                                    /s/ Ernst & Young LLP


Greensboro, North Carolina
January 7, 2003